SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[x]  Soliciting Material Pursuant to Section 240.14a-12

                   National Medical Health Card Systems, Inc.
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


               --------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:


     2)Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)Proposed maximum aggregate value of transaction:

     5)Total fee paid:

   [ ] Fee paid previously with preliminary materials:

   [ ] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount previously paid:______________________


     2)Form, Schedule or Registration Statement No.:____________________


     3)Filing Party:_________________________


     4)Date Filed:___________________________


Notes:__________________________

                       Information Concerning Participants

     National Medical Health Card Systems, Inc. ("NMHC"), its directors, executive officers and certain other members of management and employees may be soliciting proxies from NMHC stockholders. Additional information concerning the interests of such participants in the proposed transactions, if any, will be included in a proxy statement or statements and other relevant documents expected to be filed with the Securities and Exchange Commission by NMHC.

     This communication contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words "may", "could", "estimate", "believes", "anticipates", "thinks", "intends", "will be", "expects" and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For a discussion of such risks and uncertainties, including but not limited to risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors, readers are urged to carefully review and consider various disclosures made by NMHC in its Annual Report on Form 10K for the fiscal year ended June 30, 2003, and other Securities and Exchange Commission filings. NMHC is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

     In connection with the proposed transaction, NMHC will file a tender offer statement and proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT AND PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and the tender offer statement (when available), and other documents filed by NMHC with the Commission at the Commission's website at http://www.sec.gov. Free copies of the proxy statement and the tender offer statement, once available, and NMHC's other filings with the Commission may also be obtained from NMHC. Free copies of NMHC's filings may be obtained by directing a request to the company, 26 Harbor Park Drive, Port Washington, New York 11050, Attention: Investor Relations, Telephone: (800) 251-3883, or on NMHC's website at http://www.nmhc.com.

EXHIBIT INDEX

EXHIBIT 99.1 Press Release dated November 14, 2003



EXHIBIT 99.1

Company Contact                       Investor Relations                  Media Contact
Stuart Fleischer                      Contacts                            Chenoa Taitt
Chief Financial Officer               David Waldman/John Heilshorn        Lippert/Heilshorn & Associates
NMHC                                  Lippert/Heilshorn & Associates      212-838-3777
516-605-6625                          212-838-3777                        ctaitt@lhai.com
sfleischer@nmhcrx.com                 dwaldman@lhai.com


      For Immediate Release

                  National Medical Health Card Systems Reports
         21 Percent Increase in Net Income for Fiscal First Quarter 2004

     PORT WASHINGTON, N.Y. - November 14, 2003 - National Medical Health Card Systems, Inc. (Nasdaq: NMHC), a national independent pharmacy benefit manager
(PBM) doing business as NMHC Rx, today reported results for the fiscal first quarter ended September 30, 2003.

     Jim Bigl, chief executive officer and president of NMHC, said, "In the fiscal first quarter, we signed a number of new customers, improved our margins, increased our net income by 21 percent, and generated strong cash flow from operations. Since the close of the quarter, we announced the proposed investment of New Mountain Partners, which would provide more than $20 million of additional growth capital. This capital would enable us to enhance the rollout of our mail-order and specialty-pharmacy businesses, which offer enormous growth potential. Moreover, when combined with availability under our current line of credit, and the ability to leverage this investment, NMHC would be well positioned to expand both organically and through acquisitions."

     Mr. Bigl continued, "There is tremendous strength in our core business, and we continue to invest in organic growth. Specifically, we have doubled our sales force, and will continue investing heavily in our mail-order and specialty-pharmacy business over the next few quarters. Importantly, we are progressing cautiously with the roll-out of our mail-order facility, and have maintained excellent customer retention during the transition. Our new specialty-pharmacy division, Ascend, is meeting our expectations and we look forward to more than doubling the number of disease states covered in the upcoming months."

     Revenue for the fiscal first quarter was $150.8 million, compared to revenue of $147.4 million for the same quarter in the previous year. Reported revenues grew due to the addition of new sponsors, as well as growth in existing sponsors during the quarter. These increases were primarily offset by the impact of new and existing customers that joined the Preferred Partnership Program, which has revenue related to the cost of the drugs booked on a net versus gross basis. Gross profit increased 24.2% to $13.5 million compared to $10.9 million in the year ago period.

     Operating income for the three months ended September 30, 2003 increased 16.8% to $3.0 million, up from $2.5 million generated during the three months ended September 30, 2002.

     Earnings before interest, taxes, depreciation, and amortization (EBITDA) was $4.3 million for the fiscal first quarter, a 21.4% increase over EBITDA of $3.6 million for the same period in the previous year. EBITDA is presented as income from operations excluding depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles, but is provided as information for certain investors for analysis purposes. Below is a reconciliation of income from operations to EBITDA for the three months ended September 30, 2003, and 2002.


                                                                            Three Months Ended
                                                                              September 30,
                (amounts in thousands)                                       2003              2002
                -----------------------------------------------------------------------------------
                -----------------------------------------------------------------------------------
                Income from operations                                      $2,966           $2,539
                Add:  Depreciation & Amortization                            1,381            1,043
                                                                            ------           ------
                EBITDA                                                      $4,347           $3,582
                                                                            ======           ======


     Net income for the fiscal first quarter of 2004 increased 20.6% to $1.6 million, or $0.19 per diluted share, versus $1.4 million, or $0.17 per diluted share, for the fiscal first quarter of 2003.

     Conference Call Details

     Management will host a conference call to discuss the fiscal first-quarter results Monday, November 17, at 8:30 a.m. ET. To listen to the call, please dial 706-634-1287. A live webcast of the call will be accessible on the company's website, www.nmhc.com. A replay via telephone will be available for seven days beginning at 11:30 a.m. ET. To access the replay, please dial 1-800-642-1687 or 1-706-645-9291 using the passcode number 3956398.

      About NMHC

     National Medical Health Card Systems, Inc. (NMHC) operates NMHC Rx (pharmacy benefits manager or PBM), Integrail (health information solutions),
NMHC Mail (home delivery pharmacy), and Ascend (specialty pharmacy solutions), providing services to corporations, unions, health maintenance organizations, third-party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information systems, NMHC provides quality, cost effective management of pharmacy benefit programs.


     Forward-Looking Statements

     This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words "may", "could", "estimate", "believes", "anticipates", "thinks", "intends", "will be", "expects" and similar expressions identify forward-looking statements. For a discussion of such risks and uncertainties, including but not limited to risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors, readers are urged to carefully review and consider various disclosures made by NMHC in the company's Annual Report on Form 10K for the fiscal year ended June 30, 2003, and other Securities and Exchange Commission filings.

Additional Information and Where to Find It

     In connection with the proposed transaction with New Mountain Partners, the company will file a tender offer statement and proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT AND PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and the tender offer statement (when available), and other documents filed by the company with the Commission at the Commission's website at http://www.sec.gov. Free copies of the proxy statement and the tender offer statement, once available, and the company's other filings with the Commission may also be obtained from the company. Free copies of the company's filings may be obtained by directing a request to the company, 26 Harbor Park Drive, Port Washington, New York 11050,
Attention: Investor Relations, Telephone: (800) 251-3883, or on the company's website at http://www.nmhc.com.

Participants in the Solicitation

     The company and its directors, executive officers and other members of its management and employees may be soliciting proxies from its stockholders in favor of the transaction with New Mountain Partners. Information concerning persons who may be considered participants in the solicitation of the company's stockholders under the rules of the Commission will be set forth in the company's proxy statement to be filed in connection with the transaction.



                                      # # #

                                --Tables Follow--

           National Medical Health Card Systems, Inc. and Subsidiaries
                                Income Statement
                  (Amounts in thousands, except per share data)



                                                                 Three months ended
                                                                    September 30,

                                                                  2003             2002
                                                                  ----             ----

Revenues                                                   $    150,830         $ 147,367
Cost of claims                                                  137,314           136,488
Gross Profit                                                     13,516            10,879

Selling, general and administrative expenses                     10,550             8,340

Operating income                                                  2,966             2,539

Interest income (expense), net                                     (214)             (264)
Other income, net                                                    38                38

Income before provision for income taxes                          2,790             2,313
Provision for income taxes                                        1,144               948
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Net Income                                                 $      1,646         $   1,365
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
EBITDA                                                     $      4,347         $   3,582
Depreciation and Amortization                              $      1,381         $   1,043
Earnings per common share:
    Basic                                                  $       0.22         $    0.18
    Diluted                                                $       0.19         $    0.17
------------------------------------------------------------------------------------------
Weighted average number of common shares outstanding:
    Basic                                                         7,641             7,524
    Diluted                                                       8,473             7,919
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

           National Medical Health Card Systems, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                             (Amounts in thousands)


                                                                                 September 30,              June 30,
Assets                                                                               2003                    2003
Current:                                                                         -------------           -----------
                                                                                   (Unaudited)


  Cash and cash equivalents (including cash equivalent investments of $1,189     $       4,881           $     5,222
       in each period)
  Restricted cash                                                                        2,274                 2,383
  Accounts receivable, less allowance for doubtful accounts of $2,244                   60,236                52,022
       and $2,014, respectively
  Rebates receivable                                                                    21,446                24,584
  Inventory                                                                              1,315                     -
  Due from affiliates                                                                       29                 4,165
  Deferred tax asset                                                                     2,065                 2,065
  Other current assets                                                                   1,825                 1,714
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
      Total current assets                                                              94,071                92,155

  Property, equipment and software development costs, net                                9,178                 8,239
  Intangible assets, net of accumulated amortization of $1,447 and                       2,554                 2,291
    $1,210, respectively
  Goodwill                                                                              57,262                53,669
  Other assets                                                                             339                   386
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
      Total Assets                                                               $     163,404            $  156,740
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity
Current Liabilities:

  Accounts payable and accrued expenses                                          $     116,591            $  106,675
  Revolving credit facility and loans payable-current                                   10,579                15,683
  Current portion of capital lease obligations                                             476                   481
  Due to officer/stockholder                                                                 -                 1,117
  Income taxes payable                                                                     816                   629
  Other current liabilities                                                                348                   137
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
     Total current liabilities                                                         128,810               124,722
  Capital lease obligations, less current portion                                          215                   327
  Long term loans payable and other liabilities                                          1,939                 1,020
  Deferred tax liability                                                                 2,245                 2,245
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
     Total liabilities                                                                 133,209               128,314
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Commitments and Contingencies
Stockholders' Equity:

  Preferred stock $.10 par value; 10,000,000 shares authorized, none outstanding             -                     -
  Common Stock, $.001 par value, 25,000,000 shares authorized, 7,836,694 and                 8                     8
    7,812,907 shares issued, 7,645,694 and 7,621,907 outstanding, respectively
  Additional paid-in-capital                                                            15,150                15,027
  Retained earnings                                                                     15,781                14,135
  Treasury stock at cost, 191,000 shares                                                  (744)                 (744)
---------------------------------------------------------------------------------------------------------------------------
     Total stockholders' equity                                                         30,195                28,426
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
     Total Liabilities and Stockholders' Equity                                  $     163,404          $    156,740
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------